As filed with the Securities and Exchange Commission on May 2, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

Delaware	31-1637659
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio 44124
(440) 449-9600
(Address of Principal Executive Offices Including Zip Code)
Hyster-Yale Materials Handling, Inc. Non-Employee Directors’ Equity Compensation Plan
(As Amended and Restated Effective May 9, 2023)
(Full title of the plan)
Suzanne Schulze Taylor
Senior Vice President, General Counsel and Secretary
5875 Landerbrook Drive
Cleveland, Ohio 44124
(Name and address of agent for service)

(440) 449-9600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (“Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 (the “Securities Act”) of an additional 200,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Hyster-Yale Materials Handling, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to the Hyster-Yale Materials Handling, Inc. Non-Employee Directors’ Equity Compensation Plan (As Amended and Restated Effective May 9, 2023) (the “Plan”). The Plan is subject to the approval of the stockholders of the Registrant at the annual meeting of the Registrant, which is scheduled to be held on May 9, 2023. Except to the extent supplemented, amended or superseded by the information set forth herein, the contents of the following Registration Statements of the Registrant are incorporated herein by reference: (i) the Registrant’s Registration Statement on Form S-8 (filed on November 1, 2012), including all exhibits attached thereto, filed as Registration No. 333-184709; and (ii) the Registrant’s Registration Statement on Form S-8 (filed on May 31, 2019), including all exhibits attached thereto, filed as Registration No. 333-231851.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:
•The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 (Commission File No. 000-54799) filed with the Commission on February 27, 2023;
•The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (Commission File No. 000-54799) filed with the Commission on May 2, 2023; and
•The description of the shares of Class A Common Stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 000-54799) filed with the Commission on February 25, 2020, which updated the description thereof contained in our Registration Statement on Form 8-A (Commission No. 001-35646) filed with the Commission on September 7, 2012, including any subsequently filed amendments and reports updating such description.
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant’s Second Amended and Restated Certificate of Incorporation provides in Article IX that the Registrant will indemnify its directors, officers and employees and each person who is or was serving at the request of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by statute.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such director or officer and incurred by such director or officer in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of Hyster-Yale Materials Handling, Inc. is incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 5 to the Registration Statement on Form S-1, dated September 26, 2012, Commission File No. 333-182388.

4.2
Amended and Restated By-laws of Hyster-Yale Materials Handling, Inc. are incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated February 17, 2015, Commission File No. 000-54799.

4.3
Specimen of Hyster-Yale Materials Handling, Inc. Class A Common Stock certificate is incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, dated June 28, 2012, Commission File No. 333-182388.

4.4
Stockholders’ Agreement, dated as of September 28, 2012, by and among the Participating Stockholders (as defined therein), Hyster-Yale Materials Handling, Inc. and the Depository (as defined therein) is incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, dated October 4, 2012, Commission File No. 1-35646.

4.5
First Amendment to Stockholders’ Agreement, dated as of December 31, 2012, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K, filed by the Registrant on February 19, 2013, Commission File Number 000-54799.

4.6
Second Amendment to Stockholders’ Agreement, dated as of January 18, 2013, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K, filed by the Registrant on February 19, 2013, Commission File Number 000-54799.

4.7
Third Amendment to Stockholders’ Agreement, dated as of March 27, 2015, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed by the Registrant on April 29, 2015, Commission File Number 000-54799.

Exhibit Number	Description
4.8
Fourth Amendment to Stockholders’ Agreement, dated as of December 29, 2015, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10 filed with Amendment No. 4 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 16, 2016, Commission File Number 005-87003.

4.9
Fifth Amendment to Stockholders’ Agreement, dated as of December 2, 2016, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit No. 11 filed with Amendment No. 5 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 14, 2017, Commission File Number 005-38001.

4.10
Sixth Amendment to Stockholders’ Agreement, dated as of December 22, 2016, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit No. 12 filed with Amendment No. 5 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 14, 2017, Commission File Number 005-38001.

4.11
Seventh Amendment to Stockholders’ Agreement, dated as of February 6, 2017, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed by the Registrant on May 2, 2017, Commission File Number 000-54799.

4.12
Eighth Amendment to Stockholders’ Agreement, dated as of October 30, 2018, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K, filed by the Registrant on February 26, 2019, Commission File Number 000-54799.

4.13
Ninth Amendment to Stockholders’ Agreement, dated as of December 5, 2019, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 28 filed with Amendment No. 8 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 13, 2020, Commission File Number 005-38001.

4.14
Tenth Amendment to Stockholders’ Agreement, dated as of December 31, 2020, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholders identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 30 filed with Amendment No. 9 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 12, 2021, Commission File Number 005-38001.

4.15
Eleventh Amendment to Stockholders’ Agreement, dated as of December 7, 2021, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholders identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-8, filed by the Registrant on February 1, 2022, Commission File Number 333-262448.

4.16
Twelfth Amendment to Stockholders’ Agreement, dated as of December 12, 2022, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 41 filed with Amendment No. 11 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 14, 2023, Commission File Number 005-87003.

4.17
Hyster-Yale Materials Handling, Inc. Non-Employee Directors’ Equity Compensation Plan (As Amended and Restated Effective May 9, 2023) is incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed by the Registrant on March 29, 2023, Commission File Number 000-54799.

5.1	Opinion of Suzanne Schulze Taylor, Senior Vice President, General Counsel and Secretary of the Registrant.

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Suzanne Schulze Taylor, Senior Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney.
107	Calculation of Filing Fee Tables.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio, on this 2nd day of May, 2023.
HYSTER-YALE MATERIALS HANDLING, INC.

By: /s/ Suzanne Schulze Taylor
Name:    Suzanne Schulze Taylor
Title:    Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman and Chief Executive Officer (principal executive officer), Director	May 2, 2023
Alfred M. Rankin, Jr.

*	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)	May 2, 2023
Scott A. Minder

*	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	May 2, 2023
Jennifer M. Langer

*	Director	May 2, 2023
James B. Bemowski

*	Director	May 2, 2023
J.C. Butler, Jr.

*	Director	May 2, 2023
Carolyn Corvi

*	Director	May 2, 2023
Edward T. Eliopoulos

*	Director	May 2, 2023
John P. Jumper

*	Director	May 2, 2023
Dennis W. LaBarre

*	Director	May 2, 2023
H. Vincent Poor

*	Director	May 2, 2023
Claiborne R. Rankin

*	Director	May 2, 2023
Britton T. Taplin

*	Director	May 2, 2023
David B. H. Williams

*	Director	May 2, 2023
Eugene Wong

*    The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the Commission herewith, by signing her name hereto, does hereby sign and deliver this Registration Statement on behalf of each of the persons noted above in the capacities indicated.
By: /s/ Suzanne Schulze Taylor
Name:    Suzanne Schulze Taylor
Title:    Senior Vice President, General Counsel and Secretary